UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 26, 2006, Cohen & Steers, Inc. (the “Company”) issued a press release regarding the Company’s earnings and business for the quarter ended June 30, 2006. A copy of the press release issued by the Company is attached as Exhibit 99.1. All information in the press release is furnished, but not filed.

In the attached press release, the Company discloses second quarter 2006 earnings per share and the asset management segment’s pre-tax income adjusted to exclude the effect of expenses associated with the prepayment of additional compensation agreements entered into in connection with common share offerings of certain Cohen & Steers closed-end mutual funds and the gain from the sale of property and equipment. Further, the Company discloses second quarter 2005 earnings per share adjusted to exclude a tax expense of $0.02 per share resulting from a change in New York state tax law. Cohen & Steers’ management believes that because these items are unusual to its business, this information enhances understanding of the company’s operating performance.

A reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is included in the press release. While Cohen & Steers’ management believes that this non-GAAP financial information is useful in evaluating Cohen & Steers’ operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: July 26, 2006	By:	/s/ Matthew S. Stadler
Name: Matthew S. Stadler Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated July 26, 2006 issued by the Company with respect to the Company’s second quarter 2006 earnings.